                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                           VITA FOOD PRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                          VITA FOOD PRODUCTS, INC.
                            2222 WEST LAKE STREET
                          CHICAGO, ILLINOIS  60612

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Vita Food Products, Inc.

      The Annual Meeting (the "MEETING") of Stockholders of Vita Food Products, Inc., a Nevada corporation (the "COMPANY"), will be held on June 18, 1998 at 10:00 a.m., local time, at First National Bank Building, First National Plaza, 57th Floor, Chicago, Illinois 60670 for the following purposes, as more fully described in the accompanying Proxy Statement:

      1. To elect seven (7) directors to serve until the next annual meeting of stockholders or until later successors are elected and qualified.

      2. To ratify the selection by the Board of Directors of BDO Seidman, LLP as the Company's independent certified public accountants for 1998.

      3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

      Stockholders of record of the Company's Common Stock at the close of business on May 1, 1998, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Meeting or any adjournment thereof, also as more fully described in the Proxy Statement.

      All stockholders are cordially invited to attend the Meeting. Those who cannot are urged to sign, date and otherwise complete the enclosed proxy and return in the envelope provided. Any stockholder giving a proxy has the right to revoke it at any time before it is voted.

                                          For the Board of Directors,


                                          Stephen D. Rubin
                                          Chairman of the Board

Chicago, Illinois
May 8, 1998

                          VITA FOOD PRODUCTS, INC.
                            2222 WEST LAKE STREET
                          CHICAGO, ILLINOIS  60612
                               _______________

                               PROXY STATEMENT
                              ________________

                       ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD
                                JUNE 18, 1998

     The following information is provided in connection with the solicitation of proxies for the Annual Meeting of Stockholders of Vita Food Products, Inc., a Nevada corporation (the "COMPANY"), to be held on June 18, 1998, and any adjournments thereof (the "MEETING"), for the purposes stated in the attached Notice of Annual Meeting of Stockholders.

                             GENERAL INFORMATION

SOLICITATION OF PROXIES

     A form of proxy is being furnished herewith by the Company to each stockholder and, in each case, such proxy is solicited on behalf of the Board of Directors of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. Solicitation will be made by mail, and may also be made by telephone or facsimile by directors, officers and regular employees of the Company, but these persons will not be separately compensated for such solicitation services. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy solicitation material to beneficial owners of the Company's Common Stock.

AUTHORITY CONFERRED BY PROXIES

     The shares represented by proxies duly executed and returned by stockholders and received by the Company before the Meeting will be voted as directed in the proxies. In the absence of specific direction, the shares represented by proxies will be voted: (1) FOR the election of all nominee directors specified herein; and (2) FOR the ratification of the selection of BDO Seidman, LLP as independent certified public accountants. As to the other matters, if any, to be voted upon at the Meeting, the persons designated as proxies in the accompanying form of proxy will take such action as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors and are officers of the Company.

REVOCABILITY OF PROXIES

     Execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it at any time by: (i) a later dated proxy, duly executed and delivered or presented at the Meeting; (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting;

or (iii) attendance at the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

VOTING SECURITIES AND RECORD DATE

     The Company's voting securities consist of the class of Common Stock, par value $0.01 per share (the "COMMON STOCK"), and one class of Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK"). The Company had 3,700,000 outstanding shares of Common Stock and no shares of Preferred Stock outstanding as of the close of business on May 1, 1998 (the "RECORD DATE"). Only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. Representation at the Meeting by the holders of a majority of the shares of Common Stock outstanding on the Record Date, either in person or by proxy, will constitute a quorum.

     Directors are elected by a plurality vote of shares present at the meeting. In an uncontested election for directors, the plurality requirement is not a factor. Other action is by an affirmative vote of the majority of the shares present in person or by proxy at the Meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. To determine whether a specific proposal has received sufficient votes to be passed, for shares deemed present, an abstention and a broker non-vote will have the same effect as a vote "against" the proposal except for director elections.

SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth information as of May 1, 1998, with respect to the beneficial ownership of the Company's outstanding shares of Common Stock by each stockholder known by the Company to be the beneficial owner of more than 5% of its Common Stock, each director, each executive officer named in the Summary Compensation Table and all the directors and executive officers of the Company as a group.

                                                     SHARES BENEFICIALLY OWNED
                                                     -------------------------
NAME OF BENEFICIAL OWNER(1)                          NUMBER(2)         PERCENT
---------------------------                          ---------         -------
Stephen D. Rubin.................................    1,213,742          32.8%
Clark L. Feldman.................................      625,803           16.9
Sam Gorenstein(3)................................      503,707           13.6
J.B.F. Enterprises(4)............................      477,783           12.9
James Rubin(5)...................................      282,870            7.6
Jeffrey C. Rubenstein(6).........................       98,239            2.7
Michael Horn(7)..................................        2,000              *
Neal Jansen(8)...................................        8,000              *
Steven A. Rothstein(9)...........................      224,777            5.7
Jay H. Dembsky...................................           --              *
All directors and executive officers as a group
  (8 persons)(10)................................    2,676,268          68.0%


*    Less than 1% of the outstanding shares of Common Stock

(1) The address of each of the executive officers and directors, unless noted otherwise in the footnotes, is c/o Vita Food Products, Inc., 2222 West Lake Street, Chicago, Illinois 60612.

(2) Includes, when applicable, shares owned of record by such person's minor children and spouse and by other related ndividuals and entities over whose shares of Common Stock such person has custody, voting control, or power of disposition.

(3) Includes 477,783 shares of Common Stock held by J.B.F. Enterprises, an Illinois general partnership ("J.B.F."), which are also listed as being beneficially owned by J.B.F. Mr. Sam Gorenstein and his brother, David Gorenstein, are general partners of J.B.F. The address of Mr. Sam Gorenstein is 6770 North Lincoln Avenue, Suite 200, Lincolnwood, Illinois 60046. Includes shares of Common Stock issuable upon exercise of options to purchase 2,000 shares of Common Stock which are exercisable within 60 days.

(4) Mr. Sam Gorenstein, a director of the Company, and Mr. David Gorenstein, the brother of Mr. Sam Gorenstein, are partners of J.B.F. The address of J.B.F. is 6770 North Lincoln Avenue, Suite 200, Lincolnwood, Illinois 60046. These shares are also included in the number of shares beneficially owned by Mr. Sam Gorenstein.

(5) James Rubin is the brother of Stephen D. Rubin. The address of James Rubin is 719 Sycamore Lane, Glencoe, Illinois 60022.

(6) Mr. Rubenstein's address is 200 North LaSalle Street, Suite 2100, Chicago, Illinois 60601. Includes shares of Common Stock issuable upon exercise of options to purchase 2,000 shares of Common Stock which are exercisable within 60 days.

(7) Mr. Horn's address is 835 Potts Avenue, Green Bay, Wisconsin 54303. Includes shares of Common Stock issuable upon exercise of options to purchase 2,000 shares of Common Stock which are exercisable within 60 days.

(8) Mr. Jansen's address is 6216 St. Albans Circle, Edina, Minnesota 55439. Includes shares of Common Stock issuable upon exercise of options to purchase 2,000 shares of Common Stock and warrants to purchase 3,000 shares of Common Stock which are exercisable within 60 days.

(9)  Mr. Rothstein's address is 875 North Michigan Avenue, Suite 1560,
     Chicago, Illinois 60611. Includes shares of Common Stock issuable upon exercise of options to purchase 2,000 shares of Common Stock and warrants to purchase 222,777 shares of Common Stock which are exercisable within 60 days.

(10) Includes 477,783 shares of Common Stock beneficially owned by J.B.F. which are also deemed to be beneficially owned by Mr. Sam Gorenstein, shares of Common Stock issuable upon exercise of options to purchase 10,000 shares of Common Stock which are exercisable within 60 days and shares of Common Stock issuable upon exercise of warrants to buy 225,777 shares of Common Stock which are exercisable within 60 days.

PROPOSAL NO. 1
--------------

                            ELECTION OF DIRECTORS

     The By-Laws of the Company currently provide that the Board of Directors shall consist of at least six (6) directors to be elected at the annual meeting of stockholders to hold office until the next annual meeting or until their successors are elected and qualified. The Board of Directors currently has seven (7) members. The proxies solicited by and on behalf of the Board of Directors will be voted FOR the election of the seven nominees listed below, unless authority to do so is withheld as provided in the proxy. All nominees are currently members of the Company's Board of Directors. The proxies cannot be voted for a greater number of persons than the number of nominees named. If for any reason one or more of the nominees should be unable to serve or refuse to serve as a director (an event which is not anticipated), the persons named as proxies will vote for another candidate or candidates nominated by the Board of Directors, and discretionary authority to case such votes is included in the proxy.

NOMINEES

     The Board of Directors has nominated for election the following individuals, all of whom are currently directors:

     STEPHEN D. RUBIN, age 58, has served as a director and President of the Company since 1982. Mr. Rubin is responsible for the overall operations of the Company with an emphasis on production, finance and quality control. Previously, Mr. Rubin was the owner and chief operating officer of several other companies which included food, manufacturing and industrial companies. Mr. Rubin received a B.B.A. from the University of Wisconsin and a J.D. from the University of Wisconsin Law School.

     CLARK L. FELDMAN, age 63, has served as a director and Executive Vice President and Secretary of the Company since the Company was acquired in 1982. Mr. Feldman has an extensive background in strategic financial planning and marketing and is responsible for all sales personnel, including brokers. Mr. Feldman received a B.S. from Indiana University.

     SAM GORENSTEIN, age 50, has served as a director of the Company since February, 1990. For the past 20 years, Mr. Gorenstein has served as Secretary of Three G Care Management, Inc., a nursing home management company. Mr. Gorenstein is also a major shareholder of Three G Care Management, Inc. Mr. Gorenstein attended the University of Manitoba in Winnipeg, Canada.

     JEFFREY C. RUBENSTEIN, age 56, has been a Director of the Company since September, 1986. Since 1991, Mr. Rubenstein has been a partner in the law firm of Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C., an Illinois professional corporation which is counsel to the Company. From January, 1989 until June, 1991, Mr. Rubenstein was of counsel to the law firm of Sachnoff & Weaver, Ltd., an Illinois professional corporation and of which he was a principal until July, 1988. From March, 1988 until January 1989, Mr. Rubenstein was President of Medical Management of America, Inc. a management services company for health care providers. Mr. Rubenstein is a Director of Miller Building Systems, Inc., Home Products International, Inc. and a number of privately held firms.

     NEAL JANSEN, age 60, has served as a director of the Company since April, 1983. Mr. Jansen is currently CEO and Chairman of Farm Fresh Catfish Co. From 1986 to 1996, he served as President and CEO of Pies, Inc. and was a major shareholder until it was sold to Flowers Industries in 1991. Prior to 1986 he was President of Gordon Fleming and Associates, a food brokerage company in Minnesota, and a Senior Vice President of Red Owl Stores, Inc., a large Midwestern supermarket chain. Mr. Jansen received a B.A. from St. Norbert College and an M.B.A. from Michigan State University.

     MICHAEL HORN, age 61, has served as a director of the Company since April, 1983. For the past six years, Mr. Horn, as the largest shareholder of Save More Foods Supermarkets and a significant shareholder of Performance Foods of Wisconsin, Inc., has acted in a management advisory role to both companies. Prior to that Mr. Horn was president of the Green Bay Division of Super Valu Stores, Inc., a national grocery food wholesaler and distributor. Mr. Horn is also a Vice President and a director on the Executive Committee of the Green Bay Packer Hall of Fame. Mr. Horn has a B.A. degree in business from the University of Minnesota at Duluth.

     STEVEN A. ROTHSTEIN, age 47, has served as a director of the Company since May 1, 1997. Mr. Rothstein has been Chairman of the Board of National Securities Corporation, a securities broker-dealer and a Representative of the Underwriters, since 1995. From 1994 to 1995, Mr. Rothstein was employed by H.J. Meyers & Co., a securities broker-dealer, and from 1992 to 1994, he was employed by Rodman and Renshaw, a securities broker-dealer, in both cases as a Managing Director. From 1989 to 1992, Mr. Rothstein served as a Managing Director of Oppenheimer & Co., a securities broker-dealer. From 1979 to 1989, Mr. Rothstein was a limited partner of Bear Stearns & Co., a securities broker-dealer. Mr. Rothstein currently is a director of SigmaTron International, Inc. and New World Coffee, Inc., both of which are publicly held companies. Mr. Rothstein received an A.B. from Brown University in Providence, Rhode Island.

COMMITTEES AND ATTENDANCE

     The Board of Directors met 3 times during the year ended December 31, 1997. Each of the directors other than Steven A. Rothstein and Sam Gorenstein attended more than 75% of the meetings of the Board of Directors and of each committee of the Board of Directors of which he was a member held during the last fiscal year. The Audit Committee, comprised of directors Neal Jansen and Jeffrey C. Rubenstein, met 2 times during this period. The Audit Committee oversees the activities of the Company's independent auditors. The Compensation Committee, comprised of directors Sam Gorenstein, Jeffrey C. Rubenstein, Neal Jansen, Steven A. Rothstein and Michael Horn, met 1 time during this period. The Compensation Committee reviews and makes recommendations to the Board of Directors with regard to the salaries, incentive compensation and related benefits of corporate officers and other employees. The Company does not have a nominating committee.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company are not separately compensated for serving on the Board of Directors. Non-employee directors are paid a fee of $1,000 for each Board of Directors meeting or committee meeting attended. During 1997, each non-employee director was granted an option to purchase 2,000 shares of Common Stock at an exercise price of $4.875 per share, the Fair Market Value (as defined in the 1996 Stock Option Plan for Non-employee Directors) on the date of grant.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE ELECTION OF THE NOMINEES SET FORTH HEREIN.



PROPOSAL NO. 2
--------------

          RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has selected BDO Seidman, LLP as independent certified public accountants for the Company for 1998. BDO Seidman, LLP has been engaged as the Company's independent auditors since January, 1995. The ratification of the selection of independent certified public accountants is to be voted upon at the Meeting, and it is intended that the persons named in the accompanying Proxy will vote for BDO Seidman, LLP.

     If the appointment of BDO Seidman, LLP as independent auditors for 1998 is not approved by the stockholders, the adverse vote will be considered a direction to the Board of Directors to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment for the year 1998 will stand unless the Board finds other good reason for making a change.

     Representatives of BDO Seidman, LLP are expected to attend the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF BDO SEIDMAN, LLP.



    COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the 1934 Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Executive officers, directors, and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon the Company's review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during the 1997 fiscal year, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten-percent beneficial owners were complied with, except that (i) Steven A. Rothstein inadvertently failed to timely file a Form 3 upon becoming a director in May, 1997, (ii) Steven A. Rothstein inadvertently failed to timely file a Form 4 with respect to warrants to purchase 222,777 shares of Common Stock purchased in November, 1997 and (iii) Neal Jansen inadvertently failed to timely file a Form 4 with respect to 3,000 shares of Common Stock and warrants to purchase 3,000 shares of Common Stock purchased in January, 1997.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation awarded to the chief executive officer and each other executive officer of the Company where aggregate compensation for services in all capacities rendered during the year ended December 31, 1997 exceeded $100,000 (the "NAMED EXECUTIVE OFFICERS"). Mr. Rubin became President of the Company in March, 1982. Mr. Feldman become Executive Vice President and Secretary of the Company in March, 1982. Mr. Dembsky became Treasurer of the Company in October, 1996. The compensation paid to Mr. Dembsky in 1996 is not required to be disclosed in this table.

                         SUMMARY COMPENSATION TABLE


                                                    ANNUAL COMPENSATION
                                                ----------------------------
                                                              OTHER ANNUAL
NAME AND PRINCIPAL POSITION    YEAR   SALARY      BONUS      COMPENSATION(1)
---------------------------    ----  --------   ---------    ---------------
Stephen D. Rubin               1997  $212,070      --            $28,712
President and Director         1996  $212,934   $  15,000        $29,447
                               1995  $207,001   $  15,000        $24,154

Clark L. Feldman               1997  $213,172      --                 --
Executive Vice President,      1996  $226,523   $  15,000             --
   Secretary and Director      1995  $218,068   $  15,000             --

Jay H. Dembsky                 1997  $110,044   $  40,000             --
Treasurer and Chief Financial
   Officer



(1) This column reflects perquisite compensation if such compensation exceeds the lesser of $50,000 or 10% of the Named Executive Officer's total salary and bonus. For fiscal years ended December 31, 1996 and 1995, respectively, Mr. Rubin's perquisites included $8,505 and $11,042 for lease payments for a car which were paid by the Company. For the fiscal year ended December 31, 1996 and 1995, respectively, Mr. Rubin's perquisites included $10,922 for payment of club dues and $7,644 for health insurance payments for Mr. Rubin's family members which were paid by the Company. For the fiscal year December 31, 1997, no one prerequisite compensation item represented more than 25% of "Other Annual Compensation" for Mr. Rubin.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information on option exercises in fiscal 1997 by the Named Executive Officers and the value of such officers' unexercised options at December 31, 1997.


                                                    NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED IN THE
                                                          OPTIONS AT                      MONEY OPTION AT
                                                      DECEMBER 31, 1997                 DECEMBER 31, 1997($)
                     SHARES                      -----------------------------      ------------------------------
                     ACQUIRED          VALUE
NAME               ON EXERCISE       REALIZED    EXERCISABLE     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
----               -----------       --------    -----------     -------------      -----------      -------------
Jay H. Dembsky          ---            ---          ---              80,000             ---               ---


TEN-YEAR OPTION REPRICINGS

     During 1997, the Company's Board of Directors canceled options to purchase 80,000 shares of Common Stock held by Jay H. Dembsky at an exercise price of $5.22 per share and issued replacement options to purchase the same number of shares of Common Stock at an exercise price of $3.50 per share which exceeded the fair market value, as defined in the 1996 Employee Stock Option Plan, on the date of grant. The options were canceled and repriced to provide a more realistic and attainable incentive based on the market price of the Common Stock ($2.25) on the date of grant.


EMPLOYMENT AGREEMENTS

     On January 16, 1997, the Company entered into a three-year employment agreement with both Mr. Stephen D. Rubin and Mr. Clark L. Feldman (the "EMPLOYMENT AGREEMENTS"). The terms of the Employment Agreements are identical except for the capacity in which Mr. Rubin and Mr. Feldman are employed. Under the Employment Agreements, the Company agrees to employ Mr. Rubin as its President and Mr. Feldman as its Executive Vice President, each at a salary of $215,000 per year (adjusted for cost of living increases) plus certain additional perquisites, not to exceed $30,000 per year, including, among other things, a car payment allowance, reimbursement of country club or health club membership dues and expenses, the right to designate a charitable contribution to be paid by the Company and a non-accountable business expense allowance.
The Employment Agreements also provide that Mr. Rubin and Mr. Feldman may receive an annual bonus based on Company and individual performance as determined by the Board of Directors and the Compensation Committee and a special bonus for any consulting work developed by Mr. Rubin or Mr. Feldman as determined by the Board of Directors. The Employment Agreements provide for termination of Mr. Rubin or Mr. Feldman (i) for "cause" as defined in the Employment Agreements, (ii) upon Mr. Rubin's or Mr. Feldman's death or "total disability," as defined in the Employment Agreements, or (iii) if Mr. Rubin or Mr. Feldman terminates his employment because of a breach of the Employment Agreements by the Company. The Employment Agreements contain provisions that restrict Mr. Rubin's and Mr. Feldman's ability to compete with the Company or solicit its employees or customers for a specified period following the termination of their employment.

     On January 16, 1997, the Company and Mr. Jay H. Dembsky, in connection with his employment as the Company's Chief Financial Officer, entered into a two-year employment agreement containing provisions which are substantially similar to the provisions of the Employment Agreements of Mr. Rubin and Mr. Feldman except that Mr. Dembsky: (i) receives a salary of $110,000 per year (adjusted for cost of living expenses) with a guaranteed bonus of $20,000 in 1997; (ii) received options to purchase 80,000 shares of Common Stock at the initial public offering price per share less the underwriting discount and pro rata portion of the non-accountable expense allowance per share of the shares of Common Stock issued in the 1997 offering by the Company which were to vest in 20% increments over a 5-year period but such options were cancelled and replaced in November, 1997 by a grant of options to purchase the same number of shares of Common Stock at $3.50 per share and the new options will vest over a new 5-year period; and (iii) will receive a payment in an amount equal to twice his salary and bonus for the previous fiscal year in the event of change in control of the Company.



                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to the initial purchase of the Company from Dean Foods in 1982, the Company borrowed money at an interest rate of 10% per annum from certain officers, directors and Company shareholders, evidenced by ten-year unsecured promissory notes entered into in March, 1982 (the "ORIGINAL NOTES") in the following original principal amounts: (i) Stephen D. Rubin - $98,591; (ii) Clark L. Feldman - $49,483; (iii) Sam Gorenstein - $20,894; (iv) David Gorenstein - $20,894; (v) James Rubin - $24,741; (vi) Edward Levine - $9,897; and (vii) Sachnoff Weaver & Rubenstein, Ltd. - $11,842. The principal amounts of all Original Notes remain outstanding except for the Original Note to Sachnoff Weaver & Rubenstein, Ltd. which has been repaid. The scheduled maturity of the Original Notes was extended for five years to February, 1997 by a resolution of the Board of Directors in February, 1992 and was extended an additional three years to February, 2000 by a resolution of the Board of Directors in September, 1996. The Company borrowed additional amounts at an interest rate of 8% per annum, evidenced by promissory notes dated February 1, 1993 (the "1993 NOTES") in the following original principal amounts: (i) Stephen D. Rubin - $52,500; (ii) Clark L. Feldman - $26,250; (iii) Sam Gorenstein - $11,037; (iv) David Gorenstein - $11,037; (v) Edward Levine - $5,225; (vi) Jeffrey C. Rubenstein - $3,750; (vii) Arnold Pagniucci - $460; and
(viii) Philip Wong - $200. The principal amounts of the 1993 Notes remain outstanding except the 1993 Notes to Mr. Pagniucci and Mr. Wong which have been repaid and the 1993 Note to Mr. Feldman which was partially repaid and has a remaining balance of $7,105. The scheduled maturity of the 1993 Notes is December 31, 1998. Interest on the Original Notes and the 1993 Notes is currently being paid by the Company. The Loan and Security Agreement dated March 20, 1995 (the "BANK AGREEMENT") with American National Bank and Trust Company of Chicago

("ANB") required those officers, directors and shareholders owning the 1993 Notes (the "1993 NOTEHOLDERS") to enter into Subordination Agreements dated March 20, 1995 (the "SUBORDINATION AGREEMENTS") subordinating the 1993 Notes to any amounts which the Company owes to ANB under the Bank Agreement. The Subordination Agreements allow the Company to pay the 1993 Noteholders currently accruing interest as long as the Company is not in default under the Bank Agreement. The 1993 Noteholders also have a security interest in Company property, pursuant to a Security Agreement dated March 20, 1995 provided, however, that the security interest of the 1993 Noteholders is subordinated to the security interest of ANB.

     On February 26, 1990, David Gorenstein, Sam Gorenstein, Sid Gorenstein and J.B.F. Enterprises (the "GORENSTEINS") entered into a Settlement Agreement and General Release (the "SETTLEMENT AGREEMENT") with the Company, Stephen Rubin, Clark Feldman, Jeffrey Rubenstein, Neal Jansen, Michael Horn and V-F Acquisition, Inc. ("V-F ACQUISITION"). The Settlement Agreement released various complaints and actions brought by the Gorensteins against the Company and the other named parties and other claims that the Gorensteins and the Company may have against one another through the date of the settlement. The Settlement Agreement also required that Mr. Rubin, Mr. Feldman and V-F Acquisition enter into a voting agreement with Sam Gorenstein and J.B.F. Enterprises (the "VOTING AGREEMENT") that required each party to vote their shares of Common Stock for the election of Sam Gorenstein, Stephen D. Rubin and Clark L. Feldman as directors of the Company. The Voting Agreement terminated on January 16, 1997. The Settlement Agreement also contains limits on the maximum compensation including bonuses and amounts paid to family members that can be paid to Mr. Rubin and Mr. Feldman. The maximum compensation allowable for the fiscal year ending August 31, 1990 was $215,000 and increases each year by an amount tied to the Consumer Price Index or five percent, whichever is greater. In 1997, the maximum compensation limit was not exceeded. If salaries are paid in excess of the limit, then pro-rata dividends must be paid to the shareholders of the Company. In addition, Consulting Agreements, required by the Settlement Agreement, provided for payments of consulting fees to Sam and David Gorenstein in the annual amount of $12,500 through February, 1995, with fees paid quarterly. The Settlement Agreement also provides that the Company will not attempt to force the Gorensteins to relinquish ownership through any type of "freeze out" transaction, except under defined circumstances.

     Mr. Steven A. Rothstein is being nominated as a director as designee of the underwriters of the Company's initial public offering. The Company has agreed that, for three years after January 16, 1997, it will use its best efforts to cause one individual designated by such underwriters, if any, to be elected to the Company's Board of Directors.

     Mr. Jeffrey C. Rubenstein, a director of the Company, is a partner with the law firm of Much Shelist Freed Denenberg Ament Bell & Rubenstein P.C. which is the Company's general counsel.

     Except as described above, the Company is not a party to any other material transactions of the type required to be described herein.

ANNUAL REPORT

     A copy of the Company's Annual Report to Stockholders has previously been sent to the Company's stockholders or accompanies this Proxy Statement. The Company's Annual Report on Form 10-KSB, for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, is available without charge to any stockholder upon written request to Jay H. Dembsky, Investor Relations, Vita Food Products, Inc., 2222 West Lake Street, Chicago, Illinois 60612. Copies of exhibits filed with the Form 10-KSB will be furnished, if requested, upon payment of the Company's reasonable expenses in furnishing those materials.

STOCKHOLDER PROPOSALS

     Stockholder proposals submitted for evaluation as to inclusion in the proxy materials for the Company's 1999 annual meeting of stockholders must be received by the Company not later than January 8, 1999, at the Company's principal executive offices at 2222 West Lake Street, Chicago, Illinois 60612.

OTHER MATTERS

     Management is not aware of any other matters to be presented for action at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named as proxies in the accompanying form of proxy to vote the shares represented thereby in accordance with their best judgment.

                                   For the Board of Directors,



                                   Stephen D. Rubin
                                   Chairman of the Board


Chicago, Illinois
May 8, 1998

                           VITA FOOD PRODUCTS, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                  ANNUAL MEETING TO BE HELD ON JUNE 18, 1998


    The undersigned hereby constitutes and appoints Stephen D. Rubin and Clark
L. Feldman, and each of them, with full power to act with or without the other and with full power of substitution, his or her true and lawful agents and proxies to represent the undersigned at the Annual Meeting of Shareholders of Vita Food Products, Inc. (the "Company") to be held on June 18, 1998, at 10:00 A.M., and at any adjourments or postponements thereof, to vote all shares of the undersigned at such meeting as specified herein and, in their best judgment, on any other business that may properly come before such meeting. The undersigned acknowledges receipt of the Proxy Statement related to such Meeting.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL 2.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!


                        ANNUAL MEETING OF STOCKHOLDERS
                           VITA FOOD PRODUCTS, INC.


                                JUNE 18, 1998









             * PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED *
-------------------------------------------------------------------------------

A [ X ] PLEASE MARK YOUR
        VOTES AS IN THE
        EXAMPLES.
THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE ELECTION OF
ALL NOMINEES AND FOR PROPOSAL 2.

              FOR ALL
              NOMINEES (except    WITHHELD
              as marked to the    FROM ALL
              contrary below)     NOMINEES
                                                                                                         FOR   AGAINST  ABSTAIN
1. ELECTION     [ ]                 [ ]           NOMINEES:             2. TO RATIFY THE APPOINTMENT     [  ]    [  ]     [  ]
   OF                                             Stephen d. Rubin         OF BDO SEIDMAN, LLP AS THE
   DIRECTORS.                                     Clark L. Feldman         COMPANY'S INDEPENDENT PUBLIC
                                                  Sam Gorenstein           ACCOUNTANTS FOR THE FISCAL YEAR
(INSTRUCTION: To withhold authority to vote for   Jeffrey C. Rubenstein    ENDING DECEMBER 31, 1998.
any nominee, write such nominee's name(s)         Neal Jansen
below.)                                           Michael Horn           "NOTE" SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
                                                  Steven A. Rothstein    MEETING OR ANY ADJOURNMENT THEREOF.
-----------------------------------------------
                                                                         PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                                                                         IN THE ENCLOSED ENVELOPE.







SIGNATURE ___________________DATE_______SIGNATURE ___________________DATE_______

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, administrator, executor, guardian or trustee, please give your full title as such. If a corporation, please sign by president or other authorized officer and indicate title. If shares are registered in the names of joint tenants or trustees, each tenant or trustee is required to sign.